Exhibit 99.1

        Citrix Reports Fourth Quarter and Fiscal Year Earnings

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Jan. 27, 2005--Citrix
Systems, Inc. (Nasdaq:CTXS):


    -- Year-over-year Quarterly Revenue Growth of 36% and License Revenue Growth of 12%

    --  Diluted Earnings Per Share of $0.30, Up 41% Over the Fourth
        Quarter of 2003

    -- Adjusted Diluted Earnings Per Share of $0.29, Up 33% Over the Fourth Quarter of 2003

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the fourth quarter and fiscal year ended Dec. 31, 2004.

    Financial Results

    GAAP Results

    In the fourth quarter of fiscal 2004, Citrix achieved record revenue of $214 million, compared to $158 million in the fourth quarter of fiscal 2003, representing 36 percent revenue growth. Annual revenues for 2004 were $741 million, compared to $589 million in the previous year, a 26 percent increase.
    Net income for the fourth quarter of fiscal 2004 was $52 million, or $0.30 per diluted share, compared to $36 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2003. Annual net income for 2004 was $132 million, or $0.75 per diluted share, compared to $127 million, or $0.74 per diluted share in fiscal 2003.

    Non-GAAP Results

    Net income, adjusted to exclude the effects of amortization of intangible assets primarily related to business combinations and the write-off of in-process research and development, was $52 million for the fourth quarter of fiscal 2004, or $0.29 per diluted share, compared to $38 million, or $0.22 per diluted share, in the comparable period last year. Annual net income for 2004, adjusted to exclude the effects of amortization of intangible assets primarily related to business combinations and the write-offs of in-process research and development and deferred debt issuance costs, was $162 million, or $0.93 per diluted share, compared to $134 million, or $0.78 per diluted share, in 2003.
    "It was a strong quarter capping a great year with record revenue," said Mark Templeton, president and chief executive officer for Citrix. "In the quarter, we saw double-digit software license revenue growth over last year's fourth quarter; license revenue from new products reached the high end of our target range; and we experienced very strong sequential growth in EMEA.
    "For the year, we saw strength in three key areas: in our subscription business, our new products, and in our core enterprise business. In addition, we executed well, maintaining our adjusted operating margins in the desired range of mid-to-upper 20 percent while investing for the future.
    "In addition to our strong financial results, in 2004 we made both company and technology acquisitions to expand into adjacent markets and double the number of offerings in our product portfolio. We also continued to increase the company's visibility worldwide and articulate the strategic value of access infrastructure.
    "We just kicked off the year with our annual Global Summit Week, where we trained over 2,600 members of our channel community and worldwide sales force. We look forward to solid execution in 2005, and we're off to a great start."

    Q4 Financial Highlights


    -- Total revenues for the fourth quarter grew 36 percent over the comparable period last year.

    -- Quarterly software license revenue increased 12 percent over the comparable period in fiscal 2003.

    -- Revenue from software license updates grew 49 percent over the fourth quarter in fiscal 2003.

    -- Services revenue, which is comprised of consulting, education and technical support, grew 32 percent when compared to the same period in the prior year.

    -- The Citrix Online division contributed $17 million of revenue during the fourth quarter, a sequential increase of 19 percent.

    -- Deferred revenue grew to $225 million, or 11 percent, sequentially.

    -- Operating margin was 28 percent for the quarter; adjusted operating margin was 27 percent, excluding the effect of amortization of intangible assets and the write-off of in-process research and development.

    -- Cash flow from operations was over $80 million for the fourth quarter of 2004.

    -- During the fourth quarter of 2004, the company repurchased 0.4 million shares at an average net price per share of $21.21.

    Annual Financial Highlights


    --  Total annual revenues grew 26 percent compared to fiscal 2003.

    -- Annual diluted earnings per share for fiscal 2004 increased 2 percent compared to fiscal 2003. Annual adjusted diluted earnings per share for fiscal 2004, adjusted to exclude the effects of amortization of intangible assets, write-offs of in-process research and development and deferred debt issuance costs, increased 19 percent compared to fiscal 2003.

    --  Deferred revenue grew to $225 million, compared to $165 million on Dec 31, 2003, representing an increase of 36 percent.

    -- Operating margin was 21 percent for fiscal 2004; adjusted operating margin was 26 percent, excluding items noted above.

    --  Cash flow from operations was over $265 million for fiscal
        2004.

    -- During fiscal 2004, the company received 4.5 million shares under repurchase commitments at an average net price per share of $18.77 equating to approximately $84 million in total expenditures.

    Financial Outlook

        Citrix management offers the following guidance for the first fiscal quarter 2005 ending March 31, 2005:


    -- Net revenue is expected to be in the range of $190 million to $200 million for the first quarter of fiscal 2005.

    -- GAAP diluted earnings per share is expected to be in the range of $0.19 to $0.21 for the first quarter of fiscal 2005.

    -- Adjusted diluted earnings per share, which excludes the effect of amortization of intangible assets primarily related to business combinations, is expected to be in the range of $0.21 to $0.23 for the first quarter of fiscal 2005.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Customer Highlights

    Citrix closed several large customer sales during the quarter, including ADESA, Arla Foods, ICTRO and SHCP Servicio de Administracion Tributaria.
    ADESA, North America's largest publicly traded provider of wholesale vehicle auctions and used-vehicle-dealer floorplan-financing, licensed 2,900 seats of Citrix(R) MetaFrame(R) Presentation Server 3.0. The growing company uses MetaFrame Presentation Server to deploy all applications from its headquarters in Indianapolis to each of its 50-plus remote auction locations, eliminating costs associated with visiting each locale for application upgrades and database maintenance.
    The largest dairy company in Europe, Arla Foods, has licensed 6,700 seats of the Citrix(R) MetaFrame(R) Access Suite to provide its employees with secure, instant access to business information and centrally manage key enterprise applications. Arla Foods, a vast co-operative owned by 11,600 Swedish and Danish milk producers, intends to standardize on Citrix access infrastructure to maintain its strong presence in markets spanning more than 27 countries. In addition, by enabling the company's workforce to access supply chain applications from any connection in real-time, Arla Foods will further develop its position as an innovative global supplier of added value, milk-based ingredients for consumers throughout the world.
    ICTRO, the information systems organization in charge of maintaining the information technology infrastructure and applications for the courts and prosecution services in the Netherlands, selected Citrix access infrastructure to streamline its datacenter, enabling its large staff of judges, lawyers and support personnel to have on-demand, real-time access to key agency applications. With 5,000 additional licenses of Citrix MetaFrame Presentation Server, over 15,000 ICTRO employees now have a secure, centralized platform to protect confidential government data from unauthorized access while being able to deploy new applications quickly and easily.
    SHCP Servicio de Administracion Tributaria, the federal tax collection agency in Mexico, recently acquired 1,000 seats of the Citrix MetaFrame Access Suite as a part of its access strategy. With the full suite the government agency is also fulfilling a new business continuity initiative.

    Product and Alliance Highlights

    During the fourth quarter, Citrix:


    -- Signed a five-year agreement with Microsoft Corporation that enables Citrix to deliver more comprehensive access solutions on the Microsoft(R) Windows(R) platform and will improve the access capabilities available in the forthcoming version of Windows Server(TM) codenamed "Longhorn."

    -- Acquired privately held Net6 Inc., a leader in providing secure access gateways. The acquisition extends Citrix's ability to provide secure and easy access to any resource, both data and voice, on-demand. The acquisition will enable Citrix to offer an unrivaled end-to-end access infrastructure system for voice, data and applications on a single, always-on gateway that can be accessed securely from a wide range of devices.

    -- Strengthened its strategic alliance with SAP AG by extending its SAP(R) Global Technology partnership to include membership in the SAP NetWeaver(TM) Partner Initiative. Further, in the first quarter of 2005, Citrix and SAP announced that the companies will offer a joint offering for small and mid-size businesses (SMB) that bundles SAP Business One with Citrix MetaFrame Presentation Server. The companies also have unveiled a go-to-market strategy for the joint offering.

    -- Launched the Citrix Online suite of products in Australia and New Zealand, targeting individuals, SMB and large organizations through channel partners in the South Pacific.

    -- Formed an alliance with ViewSonic(R) Corp., a worldwide leader in visual display products, to offer a wireless computing solution with a 60-day free trial of Citrix(R) GoToMyPC(R) with every ViewSonic airsync(TM) V210 wireless display.

    -- Launched Citrix(R) GoToMeeting(TM) Corporate 1.1 with the capability of hosting scheduled online meetings for up to 200 attendees.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
    The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors through Feb. 10, 2005. In addition, an audio replay of the conference call will be available through Feb. 1, 2005, by dialing 800-642-1687 or 706-645-9291 (passcode required: 3242940).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions and the most trusted name in secure access for enterprises and individuals. About 160,000 organizations around the world use Citrix every day. Our software gives people secure and well-managed access to business information wherever it lives--on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 92% of the Fortune Global 500. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and approximately 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Financial Outlook, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, statements regarding existing and new products and services, access capabilities of Windows Server, and management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs, including the Advisor Rewards program; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.


                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)

                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                                2004      2003      2004      2003
                              --------- --------- --------- ---------
Revenues:
     Software licenses        $106,229   $95,259  $369,826  $374,403
     Software license updates   75,263    50,588   271,547   168,793
     Services revenue           32,475    11,897    99,784    45,429
                              --------- --------- --------- ---------
           Total net revenues  213,967   157,744   741,157   588,625

Cost of revenues (excluding
 amortization, presented
 separately below)               5,739     4,919    20,296    20,036
                              --------- --------- --------- ---------
Gross margin                   208,228   152,825   720,861   568,589

Operating expenses:
     Research and development   23,314    17,418    86,357    64,443
     Sales, marketing and
      support                  100,022    69,157   337,566   252,749
     General and
      administrative            27,786    21,208   106,516    85,672
     Amortization of
      intangible assets         (2,173)    2,795    12,331    11,336
     In-process research and
      development                  400        --    19,100        --
                              --------- --------- --------- ---------
            Total operating
             expenses          149,349   110,578   561,870   414,200
Income from operations          58,879    42,247   158,991   154,389
Write-off of deferred debt
 issuance costs                     --        --    (7,219)       --
Other income, net                4,279     2,199    12,661     6,298
                              --------- --------- --------- ---------
Income before income taxes      63,158    44,446   164,433   160,687

Income taxes                    10,860     8,171    32,887    33,744
                              --------- --------- --------- ---------
Net income                     $52,298   $36,275  $131,546  $126,943
                              ========= ========= ========= =========

Earnings per share - diluted     $0.30     $0.21     $0.75     $0.74
                              ========= ========= ========= =========
Weighted average shares
 outstanding - Diluted         176,576   172,385   174,734   171,447
                              ========= ========= ========= =========
Adjusted net income            $51,942   $38,097  $162,466  $134,179
                              ========= ========= ========= =========
Adjusted earnings per share -
 diluted                         $0.29     $0.22     $0.93     $0.78
                              ========= ========= ========= =========

    Note: See accompanying reconciliation of non-GAAP financial measures to comparable US GAAP measures (unaudited).




                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                           December 31,  December 31,
                                               2004          2003
                                          ------------- -------------
ASSETS:
Cash and short-term investments               $233,141      $568,400
Accounts receivable, net                       108,399        87,464
Other current assets                            85,040       109,707
                                          ------------- -------------
     Total current assets                      426,580       765,571

Restricted cash equivalents and
 investments                                   149,051       146,460
Long-term investments                          183,974       183,411
Property and equipment, net                     69,281        65,837
Goodwill and other intangible assets, net      448,624       173,664
Other long-term assets                           8,574         9,996
                                          ------------- -------------
     Total assets                           $1,286,084    $1,344,939
                                          ============= =============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses         $131,287      $114,456
Current portion of deferred revenues           210,872       152,938
Convertible subordinated debentures                 --       351,423
                                          ------------- -------------
     Total current liabilities                 342,159       618,817

Long-term portion of deferred revenues          14,271        12,137
Other liabilities                                4,749         7,187

Stockholders' equity                           924,905       706,798

                                          ------------- -------------
Total liabilities and stockholders'
 equity                                     $1,286,084    $1,344,939
                                          ============= =============



           Reconciliation of Non-GAAP Financial Measures to
                     Comparable U.S. GAAP Measures
                              (Unaudited)

    We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("U.S. GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
    The following tables reconcile non-GAAP financial measures used in this release to the most comparable U.S. GAAP measure for the respective periods (in thousands, except for per share information and percentages):


                Three Months Ended December 31, 2004
                ------------------------------------
                                                             Earnings
                                                               Per
                      Operating Operating Operating   Net     Share -
                       Expenses   Income    Margin   Income   Diluted
                      --------- --------- --------- -------- --------
 U.S. GAAP measure    $149,349   $58,879      27.5% $52,298    $0.30
 Adjustments to
  exclude the
  following:
 Amortization            2,173    (2,173)     (1.0)    (436)   (0.01)
 In-process research
  and development         (400)      400       0.2       80       --
                      --------- --------- --------- -------- --------
 Adjusted figures     $151,122   $57,106      26.7% $51,942    $0.29
                      ========= ========= ========= ======== ========


               Three Months Ended December 31, 2003
               ------------------------------------
                                                             Earnings
                                                               Per
                      Operating Operating Operating   Net     Share -
                       Expenses   Income    Margin   Income   Diluted
                      --------- --------- --------- -------- --------
 U.S. GAAP measure    $110,578   $42,247      26.8% $36,275    $0.21
 Adjustments to
  exclude the effects
  of amortization       (2,795)    2,795       1.8    1,822     0.01
                      --------- --------- --------- -------- --------
 Adjusted figures     $107,783   $45,042      28.6% $38,097    $0.22
                      ========= ========= ========= ======== ========



                Twelve Months Ended December 31, 2004
                -------------------------------------
                                                                Tax
                      Net Income  Earnings Per Share - Diluted  Rate
                      ----------  ---------------------------- ------
 U.S. GAAP measure      $131,546             $0.75              20%
 Adjustments to
  exclude the
  following, net of
  tax:
       Amortization        9,865             0.06                1%
       Write-off of
        deferred debt
        issuance
        costs              5,775             0.03                1%
       In-process
        research and
        development       15,280             0.09              (2)%
                      ----------            ------             ------
 Adjusted figures       $162,466             $0.93              20%
                      ==========            ======             ======


                Twelve Months Ended December 31, 2003
                -------------------------------------
                                                                Tax
                      Net Income  Earnings Per Share - Diluted  Rate
                      ----------  ---------------------------- ------
 U.S. GAAP measure      $126,943            $0.74               21%
 Adjustments to
  exclude the effects
  of amortization          7,236             0.04                1%
                      ----------            ------             ------
 Adjusted figures       $134,179            $0.78               22%
                      ==========            ======             ======



  Forward-looking Guidance for the Three Months Ended March 31, 2005
  ------------------------------------------------------------------
                         Earnings Per Share Range -
                                   Diluted                Tax Rate
                        ----------------------------     ----------
  U.S. GAAP measure            $0.19 to $0.21             21% - 23%
  Adjustments to
   exclude the effects
   of amortization                 $0.02                     1%
                                  -------                  ------
  Adjusted figures             $0.21 to $0.23             22% - 24%
                              ===============            ==========

    Citrix(R), MetaFrame(R) and Citrix Solutions Summit(TM) are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. GoToMyPC(R) and GoToMeeting(TM) are trademarks or registered trademarks of Citrix Online, LLC, in the United States and other countries. Microsoft(R), Windows(R) and Windows Server(TM) are registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries. All other trademarks and registered trademarks are property of their respective owners.

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             For media inquiries, contact:
             Eric Armstrong,  954-267-2977
             eric.armstrong@citrix.com
             or
             A&R Partners
             Eric Jones, 212-905-6154
             ejones@arpartners.com
             or
             For investor inquiries, contact:
             Citrix Systems, Inc.
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com